Exhibit 10.1

AMENDMENT NO. 1 TO

EXECUTIVE SEVERANCE AGREEMENT

THIS AMENDMENT NO. 1 is entered into as of this 25th day of June, 2019 by and between Escalade, Incorporated, an Indiana corporation (the “Company”) and David L. Fetherman (the “Executive”).

WHEREAS, the Company and Executive entered into an Executive Severance Agreement dated as of June 9, 2016 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1. Defined Terms. All capitalized terms used herein but not defined herein shall have the same meaning as set forth in the Agreement.

2. Term of Agreement. The parties hereby agree that Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 3:

“3. Term of Agreement. This Agreement began on June 9, 2016 and is currently in effect through December 31, 2020, unless extended as provided in this Section 3. On December 31, 2020 or the anniversary date of any term thereafter (a “Renewal Date”), this Agreement will expire unless the Company, upon approval of the Board, provides written notice to the Executive not later than one month prior to such expiration that it has elected to extend this Agreement for an additional one-year period (e.g. if notice to extend is given on or before November 30, 2020, then this Agreement will be extended through December 31, 2021; if no notice is given, then this Agreement will terminate as of 11:59 p.m. on December 31, 2020). Notwithstanding anything contained herein to the contrary, in the event that the Company chooses not to extend this Agreement and the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason on or prior to November 30 of the calendar year following the end of the term of the Agreement as provided in this Section 3, then the Executive shall be entitled to receive payments as set forth in Section 4(c) below. Notwithstanding the foregoing, (a) if a Change in Control of the Company occurs during the term of this Agreement, then the term of this Agreement will be extended for 12 months beyond the end of the month in which any such Change in Control occurs, or (b) if the Executive’s employment with the Company is terminated at any time prior to a Change in Control of the Company but after the commencement of discussions with a third party relating to such a possible Change in Control which Change of Control is consummated with that third party within 12 months after the date of the Executive’s termination of employment with the Company, then (i) the term of this Agreement will be deemed to have continued in full force and effect through the end of the month in which such Change in Control occurred, and (ii) the Executive shall be entitled to compensation under this Agreement as provided herein as if this Agreement and Executive’s employment with the Company had terminated as of such month-end, provided, however, that any Severance Benefits previously paid to the Executive shall be credited towards any additional amounts due to the Executive upon such a Change of Control.”

3. Reaffirmation. Except for the changes set forth in this Amendment No.1, the Agreement remains in full force and effect without modification.

4. Entire Agreement. The terms and provisions of the Agreement, together with this Amendment, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5. Governing Law. This Amendment and the Agreement shall be governed by and construed under the laws of the State of Indiana without regard to its conflict of law provisions.

6. Counterparts. This Amendment No. 1 may be signed in counterparts by the Company and Executive, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. The parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Executive Severance Agreement as of the date set forth above.

COMPANY:

ESCALADE, INCORPORATED

By:	/s/ WALTER P. GLAZER, JR.
Walter P. Glazer, Jr.,
Chairman of the Board of Directors

EXECUTIVE:

/s/ DAVID L. FETHERMAN
David L. Fetherman

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